CURRENT REPORT PURSUANT
                         TO SECTION 13 OF 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (date of earliest event reported):JANUARY 12, 1998


                           GULFPORT ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                   73-1521290
                        (IRS Employer Identification No.)

                         6307 WATERFORD BLVD, SUITE 100
                          OKLAHOMA CITY, OKLAHOMA 73118
                                 (405) 848-8807
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)


Item 5.  OTHER EVENTS

Tri-C Resources, Inc. has purported to terminate the February 1, 1998 West Cote Blanche Bay Farmout Agreement. Gulfport contends that it has satisfied its current obligations under the Farmout Agreement and that Tri-C's termination is a breach of contract. A resolution regarding this dispute has not been reached.

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Gulfport Energy Corporation
                                            By: /s/  MARK LIDDELL
                                                ------------------------
                                                Mark Liddell
                                                President

Date: January 12, 1998